PRICING SUPPLEMENT NO. 69                                         Rule 424(b)(3)
DATED: April 7, 1999                                          File No. 333-61437
(To Prospectus dated August 26, 1998
and Prospectus Supplement dated August 26, 1998)


                                 $7,315,045,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:             Floating Rate Notes        Book Entry Notes
$50,000,000                   [x]                        [x]

Original Issue Date:          Fixed Rate Notes           Certificated Notes
April 12, 1999                [_]                        [_]


Maturity Date:                CUSIP#: 073928 HS 5
April 12, 2000

Option to Extend Maturity:    No  [x]

                              Yes [_]   Final Maturity Date:



                                                 Optional          Optional
                         Redemption              Repayment         Repayment
Redeemable On            Price(s)                Date(s)           Price(s)

N/A                      N/A                     N/A               N/A


Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:


Interest Rate Basis:                        Maximum Interest Rate: N/A

[_]     Commercial Paper Rate               Minimum Interest Rate: N/A

[_]     Federal Funds Rate                  Interest Reset Date(s): *

[_]     Treasury Rate                       Interest Reset Period: Monthly

[_]     LIBOR Reuters                       Interest Payment Date(s): **

[x]     LIBOR Telerate

[_]     Prime Rate                          Interest Payment Period: Monthly

[_]     CMT Rate


Initial Interest Rate: ***


 Index Maturity:  One Month

 Spread (plus or minus): +0.00%

------------------------------------


NYFS04...:\25\22625\0122\2041\SUP4149R.110

*     5/12/99, 6/14/99, 7/12/99, 8/12/99, 9/13/99, 10/12/99,
      11/12/99, 12/13/99, 1/12/2000, 2/14/2000 and 3/13/2000.

**    5/12/99, 6/14/99, 7/12/99, 8/12/99, 9/13/99, 10/12/99,
      11/12/99, 12/13/99, 1/12/2000, 2/14/2000, 3/13/2000 and
      4/12/2000.

*** The one-month LIBOR rate on April 12, 1999 plus 0 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.





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